Exhibit 16




March 15, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

Re:  H-Quotient, Inc.
     Commission File No. 1001781


Gentlemen:

We have reviewed the Form 8-K concerning the change in the registrant's independent accountants and agree with the statements made by the registrant therein.


/s/ Aronson & Company